UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2005

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-22056	86-0746929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9221 East Via De Ventura

Scottsdale, Arizona

85258

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (480) 606-3886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On February 17, 2005 Rural/Metro Corporation (the “Company”), in connection with the Company’s previously announced intention to offer approximately $50 million in gross proceeds of senior discount notes and $140 million in aggregate principal amount of senior subordinated notes of a newly formed, wholly-owned subsidiary to be issued pursuant to Rule 144A and Regulation S, the Company disclosed the unaudited pro forma consolidated financial statements attached as Exhibit 99.1 hereto.

Concurrently with the offerings of the notes, the Company plans to enter into a new senior secured credit facility, consisting of a six year $120.0 million Term Loan B facility, a five year $20.0 million revolving credit facility (none of which will be drawn at the time of the offerings) and a six year $15.0 million pre-funded letter of credit facility.

The Company expects to use the borrowings under the new senior secured credit facility and the proceeds from the offerings of the notes, together with cash on hand, to finance the tender offer for and consent solicitation relating to its existing senior notes, to redeem any existing senior notes not acquired in the tender offer, to repay amounts outstanding under its existing senior credit facility and to pay certain fees and expenses related to the refinancing transactions. The tender offer and consent solicitation, the offerings of the notes and the entering into of the new senior credit facility and the related repayment and redemption transactions are collectively referred to as the “refinancing transactions.” The Company can provide no assurance that the refinancing transactions will be completed on a timely basis, or at all.

The attached exhibit sets forth unaudited pro forma consolidated financial data as of December 31, 2004, for the year ended June 30, 2004, for the twelve months ended December 31, 2004 and for the six months ended December 31, 2003 and 2004.

The unaudited pro forma consolidated financial statements should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s historical consolidated financial statements and the accompanying notes thereto appearing in the Company’s Form 8-K filed on February 16, 2005 and the Company’s 10-Q filed on February 14, 2005. The unaudited pro forma consolidated financial statements attached as an exhibit have been prepared to give effect to the refinancing transactions as of December 31, 2004 for the unaudited pro forma consolidated balance sheet and as of the first day of each of the periods presented for the unaudited pro forma statements of income.

The unaudited pro forma consolidated balance sheet and statements of income attached as an exhibit have been derived from the Company’s historical consolidated financial statements. The unaudited pro forma consolidated financial statements are based on the estimates and assumptions set forth in the notes to the statements that management believes are reasonable. In the opinion of management, all adjustments have been made that are necessary to present fairly the unaudited pro forma consolidated financial statements. The unaudited pro forma consolidated financial statements are for informational purposes only and are not necessarily indicative of the Company’s future earnings, results of operations or financial position or what its earnings, results of operations or financial position would have been if the refinancing transactions occurred on the dates indicated.

The disclosure attached as an exhibit to this current report on Form 8-K is being furnished to comply with Regulation FD. The information included in this current report is not considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and is not subject to the liabilities of that sector.

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Item 9.01 Financial Statements and Exhibits.

(c)

Exhibits:

Exhibit No.	Description of Exhibits

99.1	Tables setting forth unaudited pro forma consolidated financial data as of December 31, 2004, for the year ended June 30, 2004, for the twelve months ended December 31, 2004 and for the six months ended December 31, 2003 and 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: February 17, 2005	By:	/s/ Michael S. Zarriello
Michael S. Zarriello Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No	Description of Exhibit

99.1	Tables setting forth unaudited pro forma consolidated financial data as of December 31, 2004, for the year ended June 30, 2004, for the twelve months ended December 31, 2004 and for the six months ended December 31, 2003 and 2004.

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